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                                                                    EXHIBIT 10.2


                  AMENDED AND RESTATED STOCK PURCHASE AGREEMENT

     This Amended and Restated Stock Purchase Agreement (this "Agreement") is made as of March 3, 2000 among HealthGrades.com, Inc., a Delaware corporation (the "Company"), and Essex Woodlands Health Ventures Fund IV, L.P. ("Essex"), Chancellor V, L.P. ("Invesco"), Paine Webber, as custodian for William J. Punk, I.R.A. ("PW"), and Punk, Ziegal & Company Investors, L.L.C. ("Punk") (Punk, PW, Invesco and Essex are collectively referred to as the "Purchasers"). This Agreement amends and restates in its entirety that certain Stock Purchase Agreement dated as of February 4, 2000 among Essex, PW, Punk and the Company.

                                   SECTION I

                        SALE OF COMMON STOCK AND WARRANTS

     1.1. Sale of Shares and Warrants.

     (a) Subject to the terms and conditions hereof, at the Closing (as defined below), the Company will issue and sell to the Purchasers, and the Purchasers will buy from the Company, an aggregate of 7,400,000 shares of Common Stock (the "Closing Shares") and warrants, in the form attached hereto as Exhibit A (the "Warrants"), to purchase to an aggregate of 2,590,000 shares of Common Stock at an initial exercise price of $4.00 per share, for an aggregate purchase price of $14,800,000. The number of shares of Common Stock and Warrants to be purchased and the purchase price to be paid by each of the Purchasers are set forth on
Schedule 1.1 hereto.

     (b) The shares of Common Stock issuable upon exercise of the Warrants are collectively referred to herein as the "Warrant Stock."

                                   SECTION II

                             CLOSING DATE; DELIVERY

     2.1. Closing Date.

     (a) The closing of the purchase and sale of the Shares and the Warrants hereunder shall be held at the offices of McDermott, Will & Emery, 227 West Monroe Street, Chicago, Illinois 60606 at 10:00 a.m. local time on March 16, 2000 (the "Closing") or at such other time and place upon which the Company and the Purchasers shall agree (the date of the Closing is hereinafter referred to as the "Closing Date").

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     2.2. Delivery. At the Closing, the Company will deliver to the Purchasers a duly executed certificate, registered in the Purchasers' names, representing the Shares to be purchased by the Purchasers, and the Warrants, against payment of the purchase price therefor, by wire transfer per the Company's instructions.

                                  SECTION III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth on the Disclosure Schedule delivered herewith, the Company represents and warrants to the Purchasers on the date hereof and as of the Closing as follows:

     3.1. Organization and Standing; Articles and Bylaws. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is not presently qualified to do business as a foreign corporation in any jurisdiction other than the states set forth on Schedule 3.1 hereto, and the failure to be so qualified or to qualify in any other jurisdiction will not have a material adverse effect on the business as now conducted or as now proposed to be conducted of the Company and its subsidiaries taken as a whole ("Material Adverse Effect"). The Company has furnished or will furnish on or prior to the Closing Date, to the Purchasers or their special counsel, copies of its Certificate of Incorporation and bylaws, as amended. Said copies are, or will be, true, correct and complete and contain all amendments through the Closing Date.

     3.2. Corporate Power. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, to sell and issue the Shares and Warrants hereunder, to issue the Warrant Stock upon exercise of the Warrants and to carry out and perform its obligations under the terms of this Agreement.

     3.3. Subsidiaries. Except as set forth on the Disclosure Schedule, the Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity. Each of the subsidiaries listed on the Disclosure Schedule is a corporation or a limited liability company duly organized and validly existing under, and by virtue of, the laws of the jurisdiction of its incorporation or formation and is in good standing under such laws. Each of the subsidiaries has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. The Company is not owned or controlled by, directly or indirectly, any corporation, association or business entity.

     3.4. Capitalization.

     (a) The authorized capital stock of the Company consists solely of (i) 50,000,000 shares of Common Stock, $0.001 par value per share ("Common Stock"), of which 12,268,490 shares


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are issued and outstanding (not including the sale of Common Stock pursuant to this Agreement and the Management Investment Agreement (as hereinafter defined) and subject to increases based on exercise of outstanding options), and (ii) 2,000,000 shares of Preferred Stock, par value $0.001 per share ("Preferred Stock"), of which no shares are issued and outstanding. Not including the sale of Warrant Stock pursuant to this Agreement options to purchase not more than 5,730,000 shares of Common Stock are issued and outstanding. All the issued and outstanding shares are duly authorized and validly issued, fully paid and nonassessable and owned of record and beneficially by the shareholders and in the amounts set forth in Schedule 3.4, and have been offered, issued, sold and delivered by the Company in compliance with applicable federal and state securities laws. Schedule 3.4 sets forth all outstanding options, warrants (other than the Warrants) or any other rights to purchase any shares of Company capital stock and the number and type of shares of Company capital stock which such options, warrants or other rights are issuable for.

     (b) Except as set forth on Schedule 3.4, there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon the Company for the purchase or acquisition of any shares of its capital stock. The Company holds 7,383,671 shares of its capital stock in its treasury.

     (c) All of the authorized capital stock of Health Care Ratings, Inc. and ProviderWeb.net, Inc. (collectively, "the Subsidiary") is solely owned by the Company. No options to purchase shares of capital stock of the Subsidiary are issued and outstanding. All the issued and outstanding shares are duly authorized and validly issued, fully paid and nonassessable and owned of record and beneficially by the Company, and have been offered, issued, sold and delivered in compliance with applicable federal and state securities laws. There are no outstanding options, warrants or any other rights to purchase any shares of Subsidiary capital stock.

     3.5. Authorization. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares, the Warrants, and the Warrant Stock, and the performance of all of the Company's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, shall constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws from time to time in effect that affect creditors' rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Shares, when issued and delivered in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and will have the rights, preferences and privileges, if any, described in the Certificate; the Warrants, when issued and delivered in compliance with the provisions of this Agreement, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; the Warrant Stock has been duly and validly reserved and, when issued and delivered in compliance with the provisions of this Agreement and the Warrants, will be validly issued, fully


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paid and nonassessable; no person has any preemptive right to subscribe for the
Shares, the Warrants, or the Warrant Stock; and the Shares, the Warrants, and the Warrant Stock will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the holders thereof through no action of the Company; provided, however, that the Shares, the Warrants, and the Warrant Stock will be subject to restrictions on transfer under state and/or federal securities laws as set forth herein.

     3.6. Financial Statements. The Company has delivered to the Purchasers its audited balance sheet and statement of operations as of and for the period ended December 31, 1998 (the "1998 Financial Statements") and its combined unaudited balance sheet and statement of operations as of and for the period ended September 30, 1999 (collectively with the 1998 Financial Statements, the "Financial Statements"). The Financial Statements have been prepared by the Company (or in the case of the 1998 Financial Statements, a certified public accountant) in accordance with generally accepted accounting principles applied on a consistent basis (except as otherwise indicated in the notes thereto) throughout the periods indicated (except that the quarterly financial statements do not contain footnotes and are subject to normal year-end adjustments), and show all material liabilities, absolute or contingent, of the Company required to be recorded thereon in accordance with generally accepted accounting principles.

     3.7. Absence of Changes. Since September 30, 1999 and except as noted in the Disclosure Schedule:

          (a) the Company has not entered into any transaction which was not in the ordinary course of business;

          (b) there has been no material adverse change in the condition (financial or otherwise), business, property, assets or liabilities of the Company;

          (c) there has been no damage to, destruction of or loss of physical property (whether or not covered by insurance) materially adversely affecting the business or operations of the Company, either alone or in the aggregate;

          (d) the Company has not declared, set aside or paid any dividend or made any distribution on its stock, or redeemed, purchased or otherwise acquired any of its stock;

          (e) the Company has not increased the compensation of any of its officers, or the rate of cash compensation of its employees as a group, except as part of regular compensation increases in the ordinary course of business;

          (f) there has been no resignation or termination of employment of any key officer or employee of the Company, and the Company does not know of the impending resignation or termination of employment of any such officer or employee;


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          (g) there has been no labor dispute involving the Company or its employees and none is pending or, to the best of the Company's knowledge, threatened;

          (h) there has been no change, except in the ordinary course of business, in the contingent obligations of the Company, by way of guaranty, endorsement, indemnity, warranty or otherwise;

          (i) there have not been any loans made by the Company to any of its employees, officers or directors other than travel advances and office advances made in the ordinary course of business;

          (j) there has been no payment of any amounts or liability incurred to or in respect of, or sale of any properties or assets (real, personal or mixed, tangible or intangible) to, or any transaction or agreement or arrangement of the Company with, any corporation or business in which any corporate officer or director of the Company has any direct or indirect ownership interest;

          (k) the Company has not sold, transferred or leased any of its assets except in the usual and ordinary course of business, none of which materially and adversely affects the business or property of the Company;

          (l) the Company has not canceled or compromised any material debt or claim, or waived or released any right of material value;

          (m) there has been no change in any method of accounting or accounting practice of the Company;

          (n) no notes or accounts receivable or portions thereof have been written off by the Company as uncollectible (except for write-offs in the ordinary course of business and consistent with past practice);

          (o) there has been no issuance or sale by the Company of any stock, bonds or other corporate securities of which the Company is the issuer, or grant, issuance or change of any stock options, warrants or other rights to purchase securities;

          (p) there has been no discharge or satisfaction by the Company of any lien or payment or satisfaction of any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than current liabilities shown on the September 30, 1999 balance sheet referred to in Section 3.6 and current liabilities incurred since the date of such balance sheet, in the ordinary course of business and consistent with past practice;

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          (q) there has been no capital expenditure, or commitment to make any capital expenditure, by the Company for additions to property, plant or equipment, individually or in the aggregate in excess of $25,000;

          (r) the Company has not entered into any collective bargaining agreements or employment agreements;

          (s) there has been no change to a material contract or arrangement by or to which the Company or any of its assets is bound or subject, including (without limitation) those relating to customers; or

          (t) there has been no other event or condition of any character pertaining to and materially adversely affecting the assets or business of the Company.

     3.8. Material Liabilities. The Company has no material liabilities or obligations, absolute or contingent (individually or in the aggregate), except
(i) the liabilities and obligations set forth in the Financial Statements, (ii) liabilities and obligations which have been incurred subsequent to September 30, 1999 in the ordinary course of business which have not been, individually or in the aggregate, materially adverse, (iii) liabilities and obligations under leases for its principal offices and for equipment, and (iv) liabilities and obligations under sales, procurement and other contracts and arrangements entered into in the normal course of business.

     3.9. Title to Properties and Assets; Liens, etc. The Company has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than the lien of current taxes not yet due and payable. The Company owns or leases all the property and assets necessary for its business as currently conducted and as proposed to be conducted. The Company does not have any ownership interest in real property except as listed on the Disclosure Schedule. With respect to the property and assets which the Company leases, the Company is in compliance with all leases in all material respects. All personal property and assets that are material to the business, operations or financial condition of the Company, and, to the knowledge of the Company, all buildings, structures and fixtures used by it in the conduct of its business, are in good operating condition and repair, ordinary wear and tear excepted.

     3.10. Compliance with Other Instruments, None Burdensome, etc. The Company is not in violation of any term of its Certificate of Incorporation or bylaws, or of any term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, and is not in violation of any order, statute, rule or regulation applicable to the Company in each case where such violation would have a Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement, and the issuance of the Shares, the Warrants, and the Warrant Stock, have not resulted and will not result in any violation of, or conflict with, or constitute a default under, the Company's Certificate of Incorporation or bylaws or any of its material agreements or result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company.


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     3.11. Patents and Other Intangible Assets.

     (a) The Company (i) owns or has the right to use, free and clear of all liens, claims and restrictions, all patents, trademarks, service marks, trade names, copyrights (and licenses with respect to the foregoing) used in the conduct of its business as now conducted or as proposed to be conducted, and such patents, trademarks, service marks, trade names, copyrights (and licenses with respect to the foregoing) do not infringe upon or otherwise act adversely to the right or claimed right of any person under or with respect to any of the foregoing so that such infringements and actions would have a Material Adverse Effect, and (ii) is not obligated or under any contract whatsoever to make any payments by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any patent, trademark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate the proprietary rights of others. To the best of the Company's knowledge, no person or entity is violating the proprietary rights of the Company.

     (b) The Company owns and has the unrestricted right to use all trade secrets, including know-how, inventions, designs, processes, and technical data required for or incident to the development, manufacture, operation and sale of all products and services proposed to be sold by the Company, free and clear of any rights, liens or claims of others, including without limitation, former employers of all current and former employees, consultants, officers, directors and shareholders of the Company.

     3.12. Litigation, etc. Except as set forth on the Disclosure Schedule or in the Company's most recent Form 10-Q or Annual Report on Form 10-K (collectively, the "Current SEC Reports"), there are no actions, suits, proceedings or investigations pending against the Company or its properties before any court or governmental agency. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality. Except as set forth on the Disclosure Schedule or in the Current SEC Reports, there is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

     3.13. Employees; Consultants. Set forth on the Disclosure Schedule is a list of each employee and consultant of the Company whose base salary or cash compensation is in excess of $50,000. Set forth on the Disclosure Schedule is a list of all consulting agreements between the Company and the Company's consultants. The Company has delivered to the Purchasers prior to the date hereof copies of all consulting agreements between the Company and the Company's consultants, or a written summary of any oral agreement between the Company and any Company consultant. Set forth on the Disclosure Schedule is a list of all employment agreements with employees not terminable at will without continuing obligation to the Company. Except as set forth on the Disclosure Schedule, to the knowledge of the Company, no employee of the Company has any affiliation with or obligation to any other employer. The Company is not aware that any key employee intends to terminate his or her employment with the Company, nor does the Company have a present intention to terminate the employment of any officer or key


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employee. To the knowledge of the Company, no employee of the Company is in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement or any other contract or agreement or any restrictive covenant relating to the relationship of any such employee to the Company, because of the nature of the business conducted or contemplated to be conducted by the Company or the use of trade secrets or proprietary information of others, to any former employee.

     3.14. Certain Transactions. The Company is not indebted, directly or indirectly, to any of its officers, directors or shareholders or to their respective spouses or children, in any amount whatsoever other than for the reimbursement of business expenses incurred in the ordinary course of business; none of said officers, directors or shareholders, or any members of their immediate families, are indebted to the Company other than for travel advances or other business-related advances made in the ordinary course of business or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or, to the knowledge of the Company, with which the Company has a business relationship. To the knowledge of the Company, no officer, director or shareholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract of the Company, other than employment agreements, stock options and notes to officers of the Company issued by the Company set forth on the Disclosure Schedule (the "Officer Documents"). The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation other than its subsidiaries.

     3.15. Material Contracts and Obligations. The Disclosure Schedule contains a list of all agreements, contracts, indebtedness, liabilities and other obligations to which the Company is a party or by which it is bound: (i) that are material to the conduct and operations of its business and properties, (ii) which provide for payments to or by the Company in excess of $50,000, (iii) which obligate the Company to share, license or develop any product or technology, (iv) which involve transactions or proposed transactions between the Company and its officers, directors, affiliates or any affiliate thereof other than the Officer Documents, or (v) that were not entered into by the Company in its ordinary course of business (collectively, the "Contracts"). Each of the Contracts is valid, binding and in full force and effect (assuming due authorization and execution by the other parties thereto), and is enforceable by the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws from time to time in effect that affect creditors' rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Company has performed all material obligations required to be performed by it to date under each of the Contracts and is not (with or without the lapse of time or giving of notice or both) in breach or default in any respect thereunder and no other party to any of the Contracts is (with or without the lapse of time or the giving of notice or both) in breach or default in any respect thereunder. Copies of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available for inspection by the Purchasers and their counsel.

     3.16. Registration Rights. Except as provided in this Agreement and as set forth in the Disclosure Schedule, the Company is not under any contractual obligation to register (as defined


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in Section 7.1 below) now or in the future, whether contingent or not, any of its presently outstanding securities or any of its securities which may hereafter be issued.

     3.17. Consents. No consent, approval or authorization of (or designation, declaration of filing with) any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares, the Warrants and the Warrant Stock, or the consummation of any other transaction contemplated hereby or thereby, other than a Form D to be filed with the Securities and Exchange Commission and any applicable blue sky filings. No vote, consent or approval in any manner of any lender to the Company or the holder of any security of the Company is required as a condition to the execution, delivery and performance of this Agreement. In addition to the foregoing and other than the consent of Nasdaq to waiver of the shareholders approval requirements of Rule 4310, there are no consents or waivers, other than those which have been obtained, which the Company must obtain so as to be able to fulfill its obligations and to provide the Purchasers with all their rights under this Agreement.

     3.18. Offering. Subject to the accuracy of the Purchasers' representations in Section 4 hereof, the offer, sale and issuance of the Shares and the Warrants to be issued in conformity with the terms of this Agreement, and the issuance of the Warrant Stock upon the exercise of the Warrants, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act.

     3.19. Brokers or Finders; Other Offers. Except as set forth in the Disclosure Schedules, the Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

     3.20. No Voting Agreement. There are no outstanding stockholder agreements, voting trusts, proxies or other arrangements or understandings among the stockholders of the Company relating to the voting of their respective shares.

     3.21. Tax. All required tax returns of the Company have been accurately prepared and duly and timely filed, and all taxes required to be paid with respect to the periods covered by such returns have been paid. The Company has not been delinquent in the payment of any tax, assessment or governmental charge. For these purposes, references to "taxes" and "tax returns" shall be interpreted broadly to include any Federal, state or local tax or tax return, and any tax, tax return or equivalent of any taxing jurisdiction outside of the United States.

     3.22. Franchises, Licenses, and Permits. Except as set forth on the Disclosure Schedule, the Company has all franchises, permits, licenses and other similar authority necessary for the conduct of its business as currently conducted, except for those which the failure to have would not have a Material Adverse Effect. The Company is not in default in any of such franchises, permits, licenses or other similar authority.

     3.23. Issuance Taxes. All taxes imposed upon the Company by law as a result of the issuance, sale and delivery of the shares of the Shares, the Warrants, or the Warrant Stock shall


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have been fully paid, and all laws imposing such taxes shall have been fully complied with, on or prior to the Closing Date.

     3.24. Books and Records. The books of account, stock record books, minute books, bank accounts and other corporate records of the Company are true, correct and complete and have been maintained in accordance with good business practices.

     3.25. ERISA. Except as set forth on the Disclosure Schedule, the Company does not maintain any employee pension benefit plan as defined in paragraph 3(2)(A) of Title I of the Employee Retirement Income Security Act of 1974, as amended. The Company is in compliance in all material respects with all its obligations pursuant to such plans.

     3.26. Labor Relations. No labor union or any representative thereof has made any attempt to organize or represent employees of the Company. There are no unfair labor practice charges, pending trials with respect to unfair labor practice charges, pending grievance proceedings or adverse decisions of a Trial Examiner of the National Labor Relations Board against the Company.

     3.27. Insurance. The Company maintains insurance which is customary in its industry and which the Company reasonably believes is commercially reasonable given the risks involved in the business conducted or which has been conducted by the Company.

     3.28. Environmental and Safety Laws. The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no expenditures are or will be required in order to comply with any such statute, law or regulation.

     3.29. Use of Proceeds. The Company will use the proceeds from the sale of the Shares and the Warrants substantially as set forth on the Disclosure Schedule. None of the proceeds from the sale of the Shares or the Warrants shall be used to secure or pre-pay all or any portion of the Company's outstanding bank debt, if any.

     3.30. SEC Reports. Since January 1, 1997, the Company has filed with the SEC all forms, statements, reports and documents (including all exhibits, post-effective amendments and supplements thereto) required to be filed by it under each of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended, and the respective rules and regulations thereunder, each of which, as amended if applicable, complied when filed or, in case an amendment was filed thereto, when the amendment was filed, with all applicable requirements if the appropriate act and the rules and regulations thereunder. The Company has previously delivered to the Purchasers copies (including all exhibits, post-effective amendments and supplements thereto) of its (a) Annual Reports on Form 10-K for the years ended December 31, 1997 and 1998, as filed with the SEC, (b) proxy and information statements relating to (i) all meetings of its stockholders (whether annual or special) and
(ii) if any, actions by written consent in lieu of a stockholders' meeting from January 1, 1997, until the date hereof, and (c) all other reports, including quarterly reports, and registration statements filed by the Company with the SEC since January 1, 1997 (the documents referred to in clauses (a), (b) and


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(c) filed prior to the date hereof are collectively referred to as the "SEC
Reports"). As of their respective dates, the SEC Reports (and, in the case of those reports that were amended, as amended) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     3.31. Physician Practices. The Disclosure Schedule sets forth a list of all of the agreements, understandings and arrangements between the Company and any physician practices (the "Practices") that (i) are currently in effect or under which the Company has any continuing liability or obligations and (ii) terminate any agreements, understandings or arrangements that the Company had with any Practices, including, without limitation, all management services agreements, restructuring agreements and settlement agreements (the "Physician Agreements"). True and complete copies of all of the Physician Agreements have been delivered to the Purchasers. Except as set forth in the Disclosure Schedule, neither the Company nor, to the knowledge of the Company, any other party to the Physician Agreements is in material default in any of their respective obligations under the Physician Agreements.

     3.32. Credit Agreement. The Disclosure Schedule sets forth all loan agreements, credit agreements and any other debt agreements to which the Company is a party or is otherwise bound. The Company is not in default in any of its obligations under the Second Amended and Restated Revolving Loan and Security Agreement, as amended, dated as of November 21, 1997 among the Company and Bank of America, N.A., as agent, and the other banks signatory thereto (the "Credit Agreement") and amended as of September 16, 1999. The Disclosure Schedule sets forth the current outstanding principal balance due under the Credit Agreement and the dates when such amounts are due. The Company has obtained all consents required under the Credit Agreement to complete the sale of Common Stock hereunder. True and complete copies of the Credit Agreement and all amendments thereto have been delivered to the Purchasers.

     3.33. Subsidiary. On the date hereof, the Company beneficially owns all of the capital stock of ProviderWeb.net and Health Care Ratings, Inc. (collectively, the "Subsidiary"). The Company is the beneficial owner of all of the capital stock of the Subsidiary. The Disclosure Schedule sets forth all agreements pertaining to the acquisition of the capital stock of the Subsidiary (the "Subsidiary Contracts"). Each of the Subsidiary Contracts is valid, binding and in full force and effect (assuming due authorization and execution by the other parties thereto), and is enforceable by the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws from time to time in effect that affect creditors' rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Company has performed all material obligations required to be performed by it to date under each of the Subsidiary Contracts and is not (with or without the lapse of time or giving of notice or both) in breach or default in any respect thereunder and, to the knowledge of the Company, no other party to any of the Subsidiary Contracts is (with or without the lapse of time or the giving of notice or both) in breach or default in any respect thereunder. Copies of the Subsidiary Contracts have been delivered or made available to the Purchaser and its counsel.

     3.34. NASD Approval. The Company has received from the NASD written approval that the Company may rely on NASD Rule 4310(c)(25)(ii) and be excepted from obtaining shareholder approval for the transactions contemplated by this Agreement. The Company has fully complied with the requirements set forth in NASD Rule 4310(c)(25)(ii) for being excepted from the shareholder approval requirements set forth in NASD Rule 4310(c)(25)(ii) other than mailing to its shareholders a letter (i) alerting the shareholders to its omission to seek the shareholder approval that would otherwise be required and (ii) indicating that the Company's Audit Committee has expressly approved the Company's omission to seek shareholder approval, for the transactions contemplated by this Agreement (the "Shareholder Letter").

     3.35. Management Investment. Kerry Hicks, David Hicks, Paul Davis and Patrick Jaeckle (collectively, the "Founders") have entered into a stock purchase agreement in the form attached hereto as Exhibit B (the "Management Investment Agreement").

     3.36. Disclosure. Neither this Agreement, nor any certificate or statement furnished to the Purchasers by the Company pursuant to this Agreement, contains any untrue statement of a material fact, and none of this Agreement, such certificates or statements omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in the light of the circumstances under which they were made. The Company has not provided any material information or disclosure to one Purchaser that it has not also provided to the other Purchasers.

                                   SECTION IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     Each Purchaser, severally and not jointly, hereby represents and warrants, on the date hereof and as of the closing date applicable to such Purchaser, to the Company with respect to the purchase of the Shares and the Warrants as follows:

     4.1. Experience. It has substantial experience in evaluating and investigating private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

     4.2. Investment. It is acquiring the Shares, the Warrants, and the Warrant Stock for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. It understands that the Shares, the Warrants, and the Warrant Stock have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein.

     4.3. Rule 144. It acknowledges that the Shares, the Warrants, and the Warrant Stock must be held indefinitely unless (a) subsequently registered under the Securities Act, (b) an exemption from such registration is available, or (c) sold or transferred pursuant to Rule 144 promulgated under the Securities Act ("Rule 144"). It is aware of the provisions of Rule 144 which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker," the number of shares being sold during any three-month period not exceeding specified limitations and the filing of a Form 144 with the Securities and Exchange Commission.

     4.4. Access to Data. It has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and has had the opportunity to review the Company's facilities. It has also had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. It understands that such discussions, as well as any written information issued by the Company, were intended to describe certain aspects of the Company's business and prospects but were not a thorough or exhaustive description.

     4.5. Authorization. This Agreement when executed and delivered by the Purchaser will constitute a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms. All corporate action on the part of the Purchaser, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Purchaser, and the performance of all of the Purchaser's obligations hereunder has been taken or will be taken prior to the Closing.

     4.6. Brokers or Finders. The Company will not incur, directly or indirectly, as a result of any action taken by the Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

     4.7. Accredited Investor. Purchaser is an "accredited investor" as such term is defined in the Securities Act of 1933, as amended.

     4.8. SEC Filings. The Purchaser has reviewed all public filings of the Company that have been filed with the Securities and Exchange Commission by the Company within the past year.

                                   SECTION V

                        PURCHASERS' CONDITIONS TO CLOSING

     The Purchasers' obligations to purchase the Shares and the Warrants at the Closing are subject to the fulfillment of the following conditions, the waiver of which shall not be effective against such Purchaser without a consent in writing thereto:

     5.1. Representations and Warranties Correct. The representations and warranties made by the Company in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

     5.2. Covenants. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with.

     5.3. Compliance Certificate. The Company shall have delivered to the Purchasers a certificate of the Company, executed by the Chairman of the Company, dated the Closing Date, and certifying, among other things, to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement.

     5.4. Compliance with State Securities Laws. The Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Shares, the Warrants, and the Warrant Stock, or shall have the availability of exemptions therefrom.

     5.5. Secretary's Certificate. The Company shall deliver to each Purchaser copies of all resolutions of the Company's board of directors or shareholders necessary to approve the Agreement, the issuance of the Shares and the Warrants, and the Warrant Stock, and all other transactions contemplated hereby, certified by the Secretary of the Company as of the Closing Date.

     5.6. Qualifications and Consents. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state and all consents of third parties that are required in connection with the lawful issuance and sale of the Shares, the Warrants, and the Warrant Stock and the transactions contemplated hereby, shall have been duly obtained and shall be effective on and as of the Closing Date, and a copy thereof shall have been delivered to each Purchaser.

     5.7. Legal Opinions. The Purchasers shall have received an opinion of counsel to the Company, dated as of the Closing Date, in form attached hereto as Exhibit C.

     5.8. Good Standing. A good standing certificate, dated no more than ten
(10) days prior to the Closing Date, for the Company issued by the Delaware Secretary of State shall be delivered to each Purchaser.

     5.9. Directors. Effective as of the Closing Date, the Company's Board of Directors shall have been expanded to include two additional people who shall be designated by Essex and Invesco. If either Essex or Invesco elect not to designate a director, then Essex and/or Invesco, as applicable, shall have the right to receive notice of all Board meetings and have a representative attend and observe all such meetings.

     5.10. Co-Sale and Voting Agreement. The Company, each Purchaser, Kerry Hicks and Patrick Jaeckle shall have executed the Co-Sale and Voting Agreement attached hereto as Exhibit D. The Company will cause each of its directors and executive officers to enter into a voting agreement containing the terms set forth in Section 2 of the Amended and Restated Co-Sale and Voting Agreement.

     5.11. Non-Competition Agreement. Kerry Hicks and Patrick Jaeckle shall have executed a Non-Competition Agreement in a form approved by the Purchasers.

     5.12. Proprietary Information Agreement. Each officer and employee of the Company responsible for proprietary information shall have executed a Proprietary Information Agreement in a form approved by the Purchasers.

     5.13. Pay Expenses. The Company will pay the legal fees and other out-of-pocket expenses incurred by the Purchasers in connection with due diligence and the preparation of this Agreement, and all brokerage or finders fees related to the consummation of the transactions contemplated hereby.

     5.14. Management Investment. The Management Investment Agreement shall not been amended, modified or supplemented without the written consent of the Purchasers, and the transactions contemplated by the Management Investment Agreement to be performed on or prior to the Closing shall have been fully performed and consummated.

     5.15. NASD Compliance. The Company shall have mailed the Shareholder Letter to its shareholders on the first Business Day immediately subsequent to the date hereof and all waiting periods with respect to the Shareholder Letter that are set forth in NASD Rule 4310(c)(25)(ii) shall have passed. The Company shall have fully complied with the requirements set forth in NASD Rule 4310(c)(25)(ii) for being excepted from the shareholder approval requirements set forth in such rule with respect to the transactions contemplated hereby.

     5.16. Voting Agreements. Prior to the Closing, the Company will cause each of its directors and executive officers to enter into a voting agreement containing the terms set forth in Section 2 of the Co-Sale and Voting Agreement.

     5.17. Credit Agreement. The Company shall have entered into an amendment to its credit agreement which shall be satisfactory to the Purchasers.

                                   SECTION VI

                         COMPANY'S CONDITIONS TO CLOSING

     The Company's obligation to sell and issue the Shares and the Warrants at the Closing are subject to the fulfillment of the following conditions:

     6.1. Representations. The representations made by the Purchasers in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

     6.2. Compliance with State Securities Laws. The Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Shares, the Warrants, and the Warrant Stock, or shall have the availability of exemptions therefrom.

     6.3. Compliance Certificate. The Purchasers shall have executed and delivered to the Company a certificate of the Purchasers, dated the Closing Date, and certifying, among other things, that the representations made by the Purchasers in Section 4 hereof are true and correct when made, and shall be true and correct on the Closing Date, and that all covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing Date shall have been performed or complied with.

                                  SECTION VII

                               REGISTRATION RIGHTS

     7.1. Definitions. As used in this Section VII:

             (a) the terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

             (b) the term "Registrable Securities" means (i) shares of Common Stock issued to the Purchasers and/ or Warrant Stock whether then issued or issuable and (ii) any capital stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referred to in clause (i) above;

             (c) the term, "Holder" shall mean any holder of Registrable Securities;

             (d) "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act;

             (e) "Registration Expenses" shall mean all expenses incurred by the Company in compliance with this Section 7, including, without limitation, all registration and filing fees, printing expenses, reasonable fees and disbursements of counsel for the Company, reasonable fees and disbursements of one counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company);

             (f) "Registration Statement" shall mean, unless the context indicates otherwise, the resale registration statement on Form S-1 filed by the Company pursuant to Rule 415 under the Securities Act covering the Registrable Securities or the resale registration statement on Form S-3 filed by the Company in replacement of, or as an amendment to, the Form S-1 registration statement; and

             (g) "Securities" shall have the meaning set forth in Section 2(l) of the Securities Act.

     7.2. Resale Registration on Form S-1. Within sixty days after the Closing Date, the Company shall prepare and file with the SEC a shelf registration statement on Form S-1 pursuant to Rule 415 under the Securities Act, covering the resale of the Registrable Securities. The Company shall use its best efforts to cause the Registration Statement to be declared effective pursuant to Rule 415 by the SEC within one hundred twenty (120) days after the Closing Date. A draft of the Registration Statement shall be provided to each Purchaser for its review and comment at least five (5) days prior to filing with the SEC.

     7.3. Resale Registration on Form S-3. The Company shall use its best efforts to qualify for registration on Form S-3 (or a successor short-form registration statement, "Form S-3") for secondary sales. After the Company has qualified for the use of Form S-3, any Holder of Registrable Securities shall have the right to request that the Registration Statement be replaced by, or amended to, a shelf registration statement on Form S-3 or the Company itself may replace the Registration Statement with, or amend the Registration Statement to, a shelf registration statement on Form S-3. Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3. If the Company registers the Registrable Securities on Form S-3 and subsequently becomes ineligible to use such form, then the Company will use its best efforts to promptly register the Registrable Securities on a registration statement on Form S-1 or other available form and will file any amendments or supplements to such registration statement as may be necessary to allow the Purchaser to meet the prospectus delivery requirements of the Securities Act in connection with its sales of Registrable Securities under such registration statement.

     7.4. Registration Procedures.

     (a) The Company will:

             (i) use its best efforts to cause the Registration Statement to become effective within 120 days of the Closing Date and remain effective until the Registrable Securities may be sold pursuant to Rule 144(k) under the Securities Act, and promptly notify the Holders (x) when such Registration Statement becomes effective, (y) when any amendment to such Registration Statement becomes effective and (z) of any request by the SEC for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information.

             (ii) promptly prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective.

             (iii) furnish to the Holders copies of the Registration Statement as filed and thereafter, such number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), reports on Form 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the SEC and financial statements, reports and proxy statements mailed to shareholders of the Company as the Holders may reasonably request in order to facilitate the disposition of the Registrable Securities being offered by the Holders;

             (iv) use its best efforts to register or qualify, not later than the effective date of any filed Registration Statement, the Registrable Securities covered by the Registration Statement under the securities or "blue sky" laws of such jurisdictions as the Holder may reasonably request;

             (v) during the period when the registration statement is required to be effective, notify the Holders of the happening of any event as a result of which the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statement therein not misleading, and the Company will forthwith prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

             (vi) cause such Registrable Securities to be traded on each securities exchange or automated interdealer quotation system on which similar Securities issued by the Company are then traded, provided that the Company is eligible to do so under applicable listing requirements; and

             (vii) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to the holders of the Company's Securities, as soon as reasonably practicable, an earnings statement governing a period of 12 months, beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act.

     (b) The Holder shall timely furnish to the Company any such information regarding the distribution of such Registrable Securities as the Company may from time to time reasonably request.

     (c) Each of the Holders agree that upon the receipt of any notice from the Company of the happening of any event of the kind described in paragraph
(a)(viii) above, it will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until receipt by the Holders of the copies of the supplemented or amended prospectus contemplated by paragraph (a)(viii) above.

     7.5. Piggy-back Registration.

     (a) If the Company shall determine to register any of its Securities in connection with an underwritten public offering by the Company, then the Company will:

             (i) promptly give to each of the Holders a written notice thereof; and

             (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in the underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by the Holders within 20 business days after receipt of the written notice from the Company described in clause (i) above, except as the number of such Registrable Securities may be limited by Section 7.5(b) below. Such written request may specify all or a part of the Holders' Registrable Securities.

     (b) Underwriting. In the event the Company provides the notice described in
Section 7.5(a)(i), the right of each of the Holders to registration pursuant to this Section 7.5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided therein. The Holders shall and it shall be a condition of their participation in any such registration and underwriting that any other shareholders distributing Securities through such underwriting also enter into an underwriting agreement in customary form (including, without limitation, such indemnity and contribution provisions as the underwriter or underwriters customarily require) with the underwriter or underwriters selected by the Company. Notwithstanding any other provision of this Section 7.5, if the managing underwriter or representative of the managing underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Registrable Securities which would otherwise be underwritten pursuant hereto. The Company shall so advise all holders of Securities requesting registration, and the number of Securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: first, the holders of the Securities that demanded such registration shall be entitled to register all of their shares, to the extent permitted; and, second, the number of shares that may be included in the registration and underwriting by each of the Holders and the holders of Securities that are also contractually entitled to piggy-back upon such registration shall be reduced, on a pro rata basis (based on the total number of Common Stock equivalents owned by each), by such minimum number of shares as is necessary to comply with any limitations imposed by the underwriters upon the number of shares to be registered. If any holder of Securities disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by promptly providing written notice to the Company and the underwriter; provided, however, that no holder may withdraw following the second business day preceding effectiveness of the registration statement. Any Registrable

Securities or other Securities excluded in accordance with this Section 7.5(b) or withdrawn from such underwriting shall be withdrawn from such registration.

     (c) The Company shall obtain the Purchasers' prior written consent before granting any demand or piggy-back registration rights that have priority over or parity with the registration rights granted herein to the Holders.

     7.6. Indemnification.

     (a) The Company will indemnify each of the Holders, as applicable, each of its officers, directors and partners, and each person controlling each of the Holders, with respect to each registration which has been effected pursuant to this Section VII, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related registration statement, notification or the like) incident to any such registration or qualification, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration or qualification, and will reimburse each of the Holders, each of its officers, directors and partners, and each person controlling each of the Holders, each such underwriter and each person who controls any such underwriter, for any legal and any other expense reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to any Holder or underwriter or person controlling such Holder or underwriter to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon information furnished in writing to the Company by such Holder or underwriter or person controlling such Holder or underwriter and stated to be specifically for use therein; and further provided that the Company shall not be liable hereunder, whether to the Holders, any underwriter or any other third party, or any such party's officers, directors, partners or persons controlling such parties, for the failure of such party to comply with such party's prospectus delivery requirements.

     (b) Each of the Holders will, if Registrable Securities held by it are included in the Securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's Securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other Holder and each of their officers, directors, and partners, and each person controlling such other Holder against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by each Holder, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading by such Holder, and will reimburse the Company and such other Holders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with information furnished in writing to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each of the Holders hereunder shall be limited to an amount equal to the net proceeds to such Holder of Securities sold pursuant to such registration.

     (c) Each party entitled to indemnification under this Section 7.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at the Indemnified Party's expense (unless (i) the employment of counsel by such Indemnified Party has been authorized by the Indemnifying Party, or (ii) the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in the defense of such action, in each of which cases the fees and expenses of one counsel for all Holders (in addition to local counsel) shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein, shall not relieve the Indemnifying Party of its obligations under this Section VII unless the failure to give such notice materially prejudices the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

     (d) If the indemnification provided for in this Section 7.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and the amount of the net proceeds to such Holder of Securities sold pursuant to such registration.

     (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution relating to obligations among the parties hereto and the underwriters contained in a negotiated underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling.

     7.7. Information by the Holders. Each of the Holders shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section VII.

     7.8. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of the restricted securities to the public without registration, the Company agrees to:

             (a) use its best efforts to make and keep public information available as those terms are understood and defined in Rule 144 at all times;

             (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

             (c) so long as any Purchaser owns any Registrable Securities, furnish to the Purchaser upon request, a written statement by the Company as to its compliance with the current information requirements of Rule 144, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Purchaser may reasonably request in availing itself of any rule or regulation of the SEC allowing the Purchaser to sell restricted securities without registration.

     7.9. Assignability of Registration Rights. The Registration Rights granted pursuant to this Section 7 shall be assignable at the option of each of the Holders, in whole or in part, to any transferee of Registrable Securities.

                                  SECTION VIII

                      AFFIRMATIVE COVENANTS OF THE COMPANY

     The Company hereby covenants and agrees as set forth in the Section 8 for, unless expressly otherwise indicated in this Section 8, a period commencing on the Closing Date and ending upon the third anniversary of the Closing Date. Notwithstanding the foregoing, this Agreement shall terminate on the closing date of a Change of Control Transaction. A "Change of Control Transaction" shall mean (i) a transaction in which all of the shares of Common Stock are exchanged for cash or other securities of a third party and such transaction results in the holders of Common Stock holding less than fifty percent (50%) of the voting power of the surviving entity, or (ii) the sale or transfer of all or substantially all of the Company's assets.

     8.1. Interim Conduct of Business. From the date hereof until the Closing, the Company and the Founders shall preserve and maintain the Company, and shall operate the Company and its subsidiaries consistent with past practice and in the ordinary course of business, except as specifically provided herein. Without limiting the generality of the foregoing, except as otherwise required hereby or agreed to in writing by the Purchasers from the date hereof until the Closing, the Company shall:

             (a) not declare, set aside or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase or otherwise acquire any of the capital stock;

             (b) maintain the assets and facilities of the Company in good repair, order and condition, reasonable wear and tear excepted;

             (c) comply in all material respects with its obligations under all material contracts and agreements;

             (d) preserve the goodwill of customers and suppliers and others having business relationships with the Company;

             (e) maintain its books, accounts and records in the usual, regular and ordinary manner on a basis consistent with past practice; and

             (f) not take or omit to take any action which could have a Material Adverse Effect or knowingly cause any representation or warranty herein to become and false.

     8.2. Information. From the date hereof through the Closing, the Company shall promptly notify the Purchasers of any event that has had or could have a Material Adverse Effect or has caused or could cause a representation or warranty to become incorrect and shall keep the Purchasers fully informed of such events and permit the Purchasers' representatives to participate in a reasonable manner in discussions relating thereto.

     8.3. Further Assurances; Cooperation. From time to time at a Purchaser's request and without further consideration, the Company shall execute, acknowledge and deliver such documents, instruments or assurances and take such other actions as any Purchaser may reasonably request with respect to the transaction contemplated hereby.

     8.4. Notices and Consents. The Company will cause each of the Company's and its subsidiaries to give any notice to third parties, and will cause each of the Company and its subsidiaries to use its commercially reasonable efforts to obtain any necessary third party consents, that any Purchaser may request in connection with the consummation of the transactions contemplated hereby. The Company will give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies that are necessary to consummate the transactions contemplated hereby.

     8.5. Exclusivity. From the date hereof through the Closing Date, the Company will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any person or entity relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of any of the Company and its subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing.

     8.6. Punctual Payment. The Company will and it will cause each of its subsidiaries, if any, to (i) pay and discharge any and all indebtedness payable or guaranteed by the Company, as the case may be, and any interest thereon, on or before the due date (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) or within any applicable notice or cure period in accordance with the agreement, document or instrument relating to such indebtedness or guarantee and (ii) faithfully perform, observe and discharge all covenants, conditions and obligations which are imposed upon the Company or any subsidiary, by any and all agreements, documents, instruments and indentures evidencing, securing or otherwise relating to such indebtedness or guarantee.

     8.7. Records and Accounts. The Company and each of its subsidiaries will keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and maintain adequate accounts and reserves for all taxes (including income taxes), all depreciation, depletion, obsolescence and amortization of its properties, all contingencies, and all other reserves.

     8.8. Insurance, Indemnification. The Company and each of its subsidiaries will maintain with financially sound and reputable insurance companies, funds or underwriters insurance of the kinds, covering the risks and in the relative proportionate amounts usually carried by reasonable and prudent companies conducting businesses similar to that of the Company, including (without limitation) general and product liability insurance satisfactory to Purchasers and fire and hazard insurance. In addition, the Company shall use its best efforts to purchase and maintain with a reputable insurer a term life insurance policy in the amount of at least $ 1,000,000 on the life of each key officer, as determined by the Board of Directors, with the death benefits payable to the Company. The Company shall purchase and maintain a directors' and officers' liability insurance policy and shall indemnify each director to the full extent permitted or required by the Delaware General Corporation Law.

     8.9. Taxes. The Company will, and will cause each of its subsidiaries to, pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon the Company and any subsidiary and their real properties, sales and activities, or any part thereof, or upon the income or profits therefor; provided, however, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Company or any subsidiary, as the case may be, shall have set aside on its books adequate reserves with respect thereto; and provided, further, that the Company and each of its subsidiaries will pay or cause to be paid all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

     8.10. Payment of Claims. The Company will, and it will cause each of its subsidiaries to, promptly pay and discharge (i) all trade accounts payable in accordance with usual and customary business practices and (ii) all claims for work, labor or materials which if unpaid might become a lien upon any of its property or assets; provided, however, that neither the Company nor any subsidiary shall be required to pay any such account payable or claim the payment of which is being contested in good faith and by appropriate proceedings being diligently conducted and for which adequate reserves in accordance with generally accepted accounting principles have been provided, except that Company or such subsidiary, as the case may be, shall pay or cause to be paid all such accounts payable and claims forthwith upon the commencement of proceedings to foreclose any lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond in a manner reasonably satisfactory to the Purchasers.

     8.11. Corporate Existence. The Company will, and it will cause each of its subsidiaries to, do all things necessary to (i) preserve and keep in full force and effect at all times its corporate existence and (ii) be duly qualified to do business in all jurisdictions where the nature of its business or its ownership of property requires such qualification.

     8.12. Maintenance of Property, Limitation on Leases. The Company will, and it will cause each of its subsidiaries to, at all times, preserve and maintain all of the property used or useful in the conduct of its business in good condition, working order and repair, ordinary wear and tear excepted.

     8.13. Compliance with Laws and Regulations. The Company will, and it will cause any subsidiaries to, comply with any and all laws, ordinances and governmental and regulatory rules and regulations to which the Company or such subsidiary, as the case may be, is subject and obtain any and all licenses, permits, franchises and other governmental and regulatory authorizations necessary to the ownership of its properties or to the conduct of its business.

     8.14. Environmental Matters. The Company will, and it will cause each of its subsidiaries to, at all times comply with all environmental and occupational safety and health laws. Upon obtaining knowledge thereof, the Company shall give each Purchaser prompt written notice of (i) any claim or any other action or investigation with respect to the existence or potential existence of any hazardous substances instituted or threatened with respect to the Company or any subsidiaries or any of the properties or facilities owned, leased or operated by the Company or any subsidiaries, and (ii) any condition or occurrence on any of the properties or facilities owned, leased or operated by the Company which constitutes a violation of any environmental laws or which gives rise to a reporting obligation or requires removal or remediation under any environmental laws. Within ninety (90) days after the giving of any such notice, the Company shall deliver to each Purchaser, the Company's plan with respect to removal or remediation and the Company agrees to take all action which is reasonably necessary in connection with such action, investigation, condition or occurrence in accordance with such plan with due diligence and to complete such removal or remediation as promptly as possible and in all events within the time required by any environmental laws or any other applicable law, rule or regulation. The Company shall promptly provide each Purchaser with copies of all documentation relating thereto, and such other information with respect to environmental matters as any Purchaser may request from time to time.

     8.15. ERISA Compliance. If the Company, any of its subsidiaries or any of its affiliates for ERISA purposes (an "ERISA Affiliate") shall have any pension plan, the Company, such subsidiary or such ERISA Affiliate, as the case may be, shall comply in all with all requirements of ERISA relating to such pension plan. Without limiting the generality of the foregoing, the Company will not, and it will not cause or permit any subsidiaries or any ERISA Affiliate to:

             (i) permit any pension plan maintained by the Company, any subsidiaries or any ERISA Affiliate to engage in any nonexempt "prohibited transaction," as such term is defined in Section 4975 of the Code;

             (ii) permit any pension plan maintained by the Company, any subsidiaries or any ERISA Affiliate to incur any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, 29 U.S.C.
     Section 1082, whether or not waived;

             (iii) terminate any pension plan in a manner which could result in the imposition of a Lien on any property of the Company, any subsidiaries or any ERISA Affiliate pursuant to Section 4068 of ERISA, 29 U.S.C. Section 1368;

             (iv) take any action which would constitute a complete or partial withdrawal from a Multiemplover Plan within the meaning of Sections 4203 or 4205 of Title IV of ERISA;

             (v) permit any condition to exist in connection with any pension plan which might constitute grounds for the PBGC to institute proceedings to have such pension plan terminated or a trustee appointed to administer such pension plan; or

             (vi) engage in, or permit to exist or occur, any other condition, event or transaction with respect to any pension plan which could result in the incurrence by the Company, any subsidiaries or any ERISA Affiliate of any liability, fine or penalty.

     8.16. Further Assurances. The Company will cooperate with the Purchasers and execute such further instruments and documents as the Purchasers shall reasonably request to carry out the transactions contemplated by this Agreement.

     8.17. Transactions with Affiliates and Related Parties. The Company shall not, and will not permit any of its subsidiaries to, enter into or be a party to any transaction or arrangement with any Affiliate (as defined below) (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate) or, any shareholder, employee or officer which is not an Affiliate, except in the ordinary course of business and pursuant to the reasonable requirements of the Company's business and upon fair and reasonable terms no less favorable to the Company or any subsidiary than would be obtained in a comparable arm's length transaction with a third party not an Affiliate. Notwithstanding any provision of this Agreement to the contrary, neither the Company nor any subsidiary shall make any loans or advances to any employee, officer or family member or relative, or related party of any officer, employee or shareholder of the Company or to any Affiliate (except for the advance of business and travel expenses incurred by employees of the Company and its Subsidiaries in the ordinary course of business). "Affiliate" means any entity or person that controls, is controlled by, or is under common control with the Company, with control meaning the beneficial ownership of or the ability to vote over 20% of the voting interests of an entity.

     8.18. Board Representation. The Company will use its best efforts to cause a designee of Essex to be nominated and elected to its Board of Directors until the later of (i) the fifth anniversary of the Closing Date, and (ii) the date on which Essex fails to own in the aggregate more than 5% of the issued and outstanding Common Stock. The Company will use its best efforts to cause a designee of Invesco to be nominated and elected to its Board of Directors until the later of (i) the fifth anniversary of the Closing Date or (ii) the date on which Invesco fails to own in the aggregate more than 5% of the issued and outstanding Common Stock. The Company will cause each of its directors and executive officers to enter into a voting agreement containing the terms set forth in Section 2 of the Co-Sale and Voting Agreement. If either Essex or Invesco decide not to designate a person to be elected to the Board of Directors, then the Company shall provide Essex or Invesco, as applicable, with all notices to Board meetings and permit a person designated by such Purchaser(s) to attend and observe all formal and informal Board meetings.

     8.19. The Company will take such action as shall be required to cause the Board of Directors of the Company to meet with such frequency as a majority of the Board of Directors shall determine, but not less often than quarterly. The Company will pay all customary and reasonable expenses (including, but not limited to, travel expenses) of the directors incurred in connection with their duties as directors and attendance at meetings of the Board of Directors or any Committees thereof.

     8.20. Board Committees. The Company's Compensation Committee shall include the two directors who are the designees of Essex and Invesco. The Company's Audit Committee shall include the two directors who are the designees of Essex and Invesco. If Essex or Invesco decides not to designate a person to be elected to the Board of Directors, then the Audit and Compensation Committees shall provide Essex or Invesco, as applicable, with all notices to the committee meetings and permit a person designated by Essex and a person designated by Invesco to attend and observe all formal and informal Audit and Compensation Committee meetings.

     8.21. Annual Operating Plan and Capital Budget. Each year, the Company shall submit to its Board of Directors at least sixty (60) days prior to the end of the then current fiscal year of the Company a detailed annual operating plan and capital budget for the coming fiscal year, with such plan and budget to be approved by the Board of Directors at least thirty (30) days prior to the end of the then current fiscal year of the Company. The Company shall not make any capital expenditure which is not included in such approved budget or engage in any search for any new executive employee without the prior consent of the Board of Directors.

     8.22. Proprietary Information Agreement. Each officer and employee of the Company responsible for proprietary information shall execute a Proprietary Information Agreement in the form attached hereto as Exhibit I attached hereto. The Company shall obtain such agreements from its present officers and employees on or prior to the Closing Date.

     8.23. Intellectual Property. The Company will take all necessary actions to secure, register and protect the Company's interest in any future intellectual property rights and will continue to do so with respect to current and future intellectual property rights so as not to adversely affect the validity or enforceability of the Company's intellectual property rights.

     8.24. Subscription Rights. The Company hereby grants each Purchaser the right to subscribe to additional securities to preserve its percentage interest in the Company on the following terms and conditions:

             (a) As to each Purchaser, the subscription right granted hereby shall be in effect for two years after the Closing Date.

             (b) If at any time this subscription right is in effect, the Board of Directors of the Company shall authorize the issuance of shares of Common Stock or the issuance of warrants, rights, options or shares of capital stock or securities exercisable for or convertible into Common Stock (except, in each case, for issuances (i) to employees, consultants, scientific advisors, officers, directors, or vendors (including equipment lessors) of the Company pursuant to stock option, stock purchase, stock bonus or stock incentive plans or pursuant to written contracts relating to the employment, engagement or compensation of such persons or entities, (ii) in connection with the acquisition by the Company of another entity, (iii) any Warrant Stock issued upon exercise of the Warrants, (iv) in connection with a public offering, (v) in connection with the exercise of any outstanding options, warrants or other rights to acquire Common Stock which are outstanding as of the Closing Date and which are disclosed in the Disclosure Schedules, or (vi) of an aggregate of 165,000 shares of Common Stock to the lenders a party to the Credit Agreement solely to the extent required under the Credit Agreement Amendment), then prior to the issuance of such securities, the Company shall, with respect to each such issuance and each such time, offer each Purchaser the right to purchase, on the same or equivalent terms, that number of authorized but unissued shares of Common Stock and other securities convertible into or exercisable for Common Stock in the same proportions as are proposed to be issued as shall be necessary to maintain its percentage interest in the Company at that percentage (the "Target Percentage") as shall equal such Purchaser's percentage interest in the Common Stock of the Company existing immediately prior to the proposed issuance of such securities. In each such case, the calculation of the Target Percentage shall be based on the total number of shares of Common Stock that would be outstanding (i) upon conversion of any outstanding securities of the Company convertible into Common Stock, (ii) upon exercise of any then outstanding warrants of the Company and (iii) upon exercise of any then outstanding stock options or stock purchase rights of the Company.

             (c) Unless otherwise agreed to by all of the Purchasers, any offer of Common Stock (or other securities) to the Purchasers under this subscription right shall be made by notice in writing at least thirty (30) days prior to the date on which the Company intends to issue and sell securities to any person other than any Purchaser. Such notice shall set forth the price, terms and other relevant conditions upon which such Securities are proposed to be sold, as well as the amount of securities offered to the Purchasers under this subscription right. Not later than twenty (20) days after receipt of such notice, each Purchaser shall notify the Company in writing whether it elects to purchase all or any of the securities offered to it pursuant to such notice, stating the amount of such securities it wishes to purchase. If a Purchaser elects to participate, such Purchaser shall be required to purchase any combination of securities being offered in the same proportions as are being sold to other investors. If a Purchaser shall elect to purchase any securities pursuant to the notice from the Company, the securities which it elects to purchase shall be issued and sold to it by the Company at the same price per share as is specified in the notice.

             (d) In the event the Purchasers fail to exercise their subscription rights within said twenty (20) day period, the Company shall have one hundred twenty (120) days thereafter to sell or enter into any agreement (pursuant to which the sale of securities covered thereby shall be closed, if at all, within forty-five (45) days from the date of said agreement) to sell the securities in respect of which such Purchasers' subscription rights were not exercised, at a price and upon terms no more favorable to the purchasers) thereof than those specified in the Company's notice to such Purchasers. In the event the Company has not sold such securities within such 120-day period or entered into an agreement to sell the securities within such 120-day period, the Company shall not thereafter issue or sell such securities, without first offering such securities to the Purchasers in the manner provided above.

     8.25. Consultation. If the Company desires to retain the extraordinary services of any Purchaser to serve as a special consultant to the Company in mergers and acquisitions or financial consulting, such engagement shall be approved by a majority of the disinterested members of the Board of Directors. If such engagement is so approved, such Purchaser shall be paid all of its out-of-pocket expenses currently and any other reasonable fee approved by the Board of Directors on a non-contingent basis.

     8.26. Dividends and Redemptions. For two years from the date hereof and so long as any Share, Warrant or Warrant Stock is outstanding, the Company shall not declare, set aside or pay any dividend or make any distribution in respect of its Common Stock, or redeem, purchase or otherwise acquire any of its Common Stock except for the repurchase of Common Stock from Physician Practices in connection with settling disputes or restructuring outstanding Physician Agreements.

     8.27. Trading Market. As long as the Purchasers own Common Stock, Warrants or Warrant Stock, the Company shall use its best efforts to cause its Common Stock to continue to be traded on the Nasdaq Stock Market or cause the Common Stock to be listed on the New York Stock Exchange or the Nasdaq Stock Market.

     8.28. Reporting Stock. So long as any Purchaser beneficially owns any Shares, Warrants or Warrant Stock, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

     8.29. Additional Issuance of Common Stock. For a period of 12 months from the Closing Date, whenever the Warrant Price of the Warrants is reduced in accordance with Section 2.2.1 of the Warrants, the Company shall issue to the Purchaser an additional number of shares of Common Stock at a purchase price of $.001 per share equal to (a)(1) 2,500,000 plus the number of shares of Common Stock previously issued under this Section 8.29, multiplied by (2) a fraction, the numerator of which is the Warrant Price immediately prior to such event and the denominator of which is the Warrant Price immediately after such event, less
(b) 2,500,000 plus the number of shares of Common Stock previously issued under this Section 8.29.

                                   SECTION IX

  RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; COMPLIANCE WITH SECURITIES ACT

     9.1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

     An "affiliate" of a person is another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

     "Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in Section 9.3 hereof.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

     9.2. Restrictions on Transferability. Each Purchaser covenants that it will not sell or otherwise transfer any of the Shares or Warrant Stock acquired hereunder (other than pursuant to Rule 144 or any similar or analogous rule or rules) except pursuant to an effective registration under the Securities Act or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the Securities Act and the rules and regulations promulgated thereunder.

     9.3. Restrictive Legend. Each certificate representing (i) the Shares or Warrant Stock, and (ii) any other securities issued in respect of the Shares, Warrants or Warrant Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 9.4 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED (OTHER THAN PURSUANT TO RULE 144 OR ANY SIMILAR OR ANALOGOUS RULE OR RULES) IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND

     RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

     Each Purchaser and holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Shares or the Warrant Stock in order to implement the restrictions on transfer established in this Section 9.

     9.4. Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 9.4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) transfers not involving a change in beneficial ownership or (ii) transactions involving the distribution without consideration of Restricted Securities by any of the Purchasers to any of its partners, or retired partners, or to the estate of any of its partners or retired partners), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder's expense by either (i) unqualified written opinion of legal counsel who shall, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the SEC to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 9.3 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

                                   SECTION X

                                   TERMINATION

     10.1. Consummation. Subject to the terms and conditions provided herein, each party agrees to use all reasonable commercial efforts to take, or cause to be taken all actions and to do, or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement in accordance with its terms.

     10.2. Termination or Abandonment. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Closing:

     (a) by the mutual written consent of the Company and the Purchasers;

     (b) by either the Purchasers or the Company if any court of competent jurisdiction or governmental body, authority or agency having jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

     (c) by either party if the Closing shall not have occurred within fifteen
(15) days of the date of this Agreement.

     10.3. Effect of Termination. If any party terminates this Agreement pursuant to Section 10.2 above, all obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any liability of any party then in breach in which case the nonbreaching party reserves the right to seek all available remedies); provided, however, that the provisions of Section 10.3 and Section 11 shall survive termination of this Agreement. Nothing in this Section 10.3 shall relieve any party from liability for any willful or intentional breach of this Agreement.

                                   SECTION XI

                                  MISCELLANEOUS

     11.1. Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware.

     11.2. Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby for a period of two years from the date of such closing.

     11.3. Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, provided, however, that the rights of each Purchaser to purchase the Shares shall not be assignable without the consent of the Company.

     11.4. Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, Purchasers owning more than fifty (50%) of the Shares and the Warrant Stock may, with the Company's prior written consent, waive, modify or amend on behalf of all Purchasers, any provisions hereof.

     11.5. Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Purchaser, at such Purchaser's address set forth on the signature page hereof, or at such other address as the Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of any Shares, Warrants or Warrant Stock, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares, Warrants or Warrant Stock who has so furnished an address to the Company, or (c) if to the Company, one copy should be sent to its address set forth on the cover page of this Agreement and addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Purchasers.

     Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

     11.6. Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any holder of any Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Except as provided in Section 10.4 hereof, any waiver, provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     11.7. Expenses. Each of the Company and the Purchasers shall bear their own expenses incurred on their behalf with respect to this Agreement and the transactions contemplated hereby, including, but not limited to, the fees and disbursements of Purchasers' legal counsel and out-of-pocket expenses. In addition, the Company shall pay for all broker and finders fees incurred by the Company as a result of the consummation of the transactions contemplated hereby.

     11.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     11.9. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

     11.10. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

     11.11. Announcement. No announcement of the terms of this Agreement or the transactions contemplated hereby shall be made by any party without the written approval of the other party (which consent shall not be unreasonably withheld) until the Closing, except for information required to be sent to stockholders of the Company to obtain stockholder approval as required by the NASD.

     11.12. Injunctive Relief. The parties hereto acknowledge and agree that any breach of this Agreement by a party will cause irreparable injury to the other party and that any damages will not provide an adequate remedy to the injured party. Consequently, each party shall have the right to seek and obtain injunctive or other equitable relief to enforce any of its rights or the obligations of any of the other parties contained in this Agreement.

     The foregoing Agreement is hereby executed as of the date first above written.

                                        HEALTHGRADES.COM, INC.

                                        By: /s/ Patrick M. Jaeckle
                                           -----------------------------------

                                        Address:


                                        ESSEX WOODLANDS HEALTH VENTURES
                                        FUND, IV. L.P.

                                        By its general partner:

                                        ESSEX WOODLANDS HEALTH VENTURES,
                                        IV. L.L.C.

                                        By: /s/ Marc Sandnoff
                                           -----------------------------------
                                        Name:   Marc Sandnoff
                                             ---------------------------------
                                                     Managing Director

                                        Address:

                                        CHANCELLOR V., L.P.

                                        By:  IPC Direct Associates V, L.L.C.
                                             Its General Partner

                                        By:  INVESCO Private Capital, Inc.
                                             Its Managing Member

                                        By: /s/ Howard E. Goldstein
                                           -----------------------------------
                                             Its:
                                                 -----------------------------

                                        Address:

                                        PUNK, ZIEGEL & COMPANY INVESTORS,
                                        L.L.C.

                                        By: /s/ John L. Bligh
                                           -----------------------------------
                                        Name:   John L. Bligh
                                             ---------------------------------
                                        Title:  Administrative Member
                                              --------------------------------

                                        Address:



                                        PAINEWEBBER, AS CUSTODIAN FOR
                                        WILLIAM J. PUNK, I.R.A.

                                        By: /s/ William J. Punk
                                           -----------------------------------
                                        Name:   William J. Punk
                                             ---------------------------------
                                        Title:
                                              --------------------------------

                                        Address:

                                                                       EXHIBIT A

                                 FORM OF WARRANT

                                                                       EXHIBIT B

                             HEALTHGRADES.COM, INC.

                      STOCK AND WARRANT PURCHASE AGREEMENT

         This STOCK AND WARRANT PURCHASE AGREEMENT (the "Agreement") is entered into as of March 16, 2000, by and among HealthGrades.Com, Inc., a Delaware corporation (the "Company"), and Kerry Hicks ("Khicks"), David Hicks ("Dhicks"), Paul Davis ("Davis") and Patrick Jaeckle ("Jaeckle", and collectively with Dhicks, Khicks and Davis, the "Purchasers").

                                    RECITALS

         WHEREAS, the Company desires to issue and sell up to one million six hundred thousand shares of the Company's common stock (the "Common Stock") and warrants substantially in the form attached hereto as Exhibit A (the "Warrants") to purchase up to an additional five hundred sixty thousand (560,000) shares of Common to Purchasers on the terms and conditions set forth.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

         1 .      AGREEMENT TO SELL AND PURCHASE.

                  1 . 1 Sale and Purchase. Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to Purchasers, and Purchasers agree to purchase from the Company, for an aggregate purchase price of three million two hundred thousand dollars ($3,200,000), 1,600,000 shares of Common Stock and Warrants to purchase up to 560,000 additional shares of Common Stock , with the Purchasers each purchasing the number of shares of Common Stock and Warrants as listed in Schedule I.

         2.       CLOSING, DELIVERIES AND PAYMENT.

                  2. 1 Closing. The closing (the "Closing") shall take place at 1 :00 p.m. on the date hereof, at the offices of the Company, or at such other time or place as the Company and Purchaser may mutually agree (such date is hereinafter referred to as the "Closing Date").

                  2. 1 . 1 At the Closing, subject to the terms and conditions hereof, the Company shall deliver to each Purchaser a Warrant entitling Purchaser to purchase the number of shares of Common Stock specified therein and a certificate or certificates for the number of shares of Common Stock purchased by such Purchaser. Each Purchaser shall deliver to the Company his portion of the purchase price set forth opposite the applicable Purchaser's name on
Schedule I by wire transfer of immediately available funds, or by canceling existing indebtedness of the Company to such Purchaser as evidenced by certain promissory notes each dated December 31, 1999.

         3.       MISCELLANEOUS.

                  3 . 1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Colorado as such laws are applied to agreements between Colorado residents entered into and performed entirely in the State of Colorado.

                  3 .2 Entire Agreement. This Agreement, the Exhibits and Schedules hereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties covenants and agreements except as specifically set forth herein and therein.

                  3.3 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  3.4 Counterparts. This Agreement may be executed in two counterparts, each of which shall be an original, but which shall together constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed the STOCK AND WARRANT PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

                                         COMPANY:
                                         HEALTHGRADES.COM, INC.

                                              By: /s/ Bill Riesenecker
                                              Name:  Bill Riesenecker
                                              Title:   SVP, Corporate Operations

                                         PURCHASERS:

                                         /s/ Kerry Hicks
                                         -------------------------
                                         Kerry Hicks

                                         /s/ David Hicks
                                         -------------------------
                                         David Hicks

                                         /s/ Paul Davis
                                         -------------------------
                                         Paul Davis

                                         /s/ Patrick Jaeckle
                                         -------------------------
                                         Patrick Jaeckle

                                                                       EXHIBIT C

                              FORM OF LEGAL OPINION

                                                                       EXHIBIT D

                           COSALE AND VOTING AGREEMENT

                  This CoSale and Voting Agreement (this "Agreement") is made as of March __, 2000 among HealthGrades.com, Inc., a Delaware corporation (the "Company"), Essex Woodlands Health Ventures Fund IV, L.P., an Illinois partnership ("Essex"), PaineWebber, as custodian for William J. Punk, I.R.A. ("PW"), Punk, Ziegal & Company Investors, L.L.C. ("Punk"), and Chancellor V, L.
P. ("Invesco" and with Punk, PW and Essex collectively the "Investors"), Kerry Hicks ("Hicks"), Paul Davis ("Davis"), David Hicks ("D. Hicks") and Patrick Jaeckle ("Jaeckle" and with Hicks, Davis and D. Hicks collectively, the "Founders") (the Investors and the Founders are sometimes referred to herein as the "Shareholders").

                                    RECITALS

         A. The Founders own certain outstanding shares of Common Stock, par value $0.001 per share ("Common Stock"), of the Company.

         B. The Investors have purchased shares of Common Stock and warrants (the "Warrants") to purchase Common Stock (the "Equity Securities") pursuant to a Amended and Restated Stock Purchase Agreement dated March 3, 2000.

         C. In order to induce the Investors to purchase the Common Stock, the Shareholders have agreed to provide certain co-sale and voting rights with respect to their holdings of the Company's Common Stock.

         NOW, THEREFORE, in consideration of the mutual promises and other consideration hereinafter set forth, the adequacy and receipt of which is hereby acknowledged by the parties hereto, the parties agree as follows:

         1. Right of Co-Sale.

         1.1. The Right. If at any time any Founder (a "Selling Founder") proposes to sell shares of Common Stock pursuant to a bona fide offer from a party or parties other than other Founders or any of the Investors and such sale is a private transaction, then the Selling Founder shall provide notice of such proposed sale to the Investors, such notice containing (i) notice that the Selling Founder intends on selling his shares, (ii) the material terms and conditions of such sale, (iii) any written materials or agreements setting forth the agreement between the Selling Founder and the purchaser, and (iv) each Investor's "pro rata portion" (as defined below) in the sale (assuming all Investors elect to be Co-Sellers). The Investors shall be entitled to sell their pro rata portion on the same terms and conditions as the Selling Founder. If any of the Investors notifies the Selling Founder in writing within 10 days after receipt of the notification of such proposed sale from the Selling Founder, such Investor or Investors (the "Co-Seller") shall have the right to sell up to its pro rata portion of Common Stock which the Selling Founder proposes to sell to such third party; whereupon the Selling Founder shall assign so much of his interest in the agreement of sale as is proportionate to each Co-Seller's pro rata portion in the sale of Common Stock (or such lesser amount if so elected by such Co-Seller) and each Co-Seller shall assume its respective part of the obligations of the Selling Founder under such agreement, provided, however, no Co-Seller shall be required to give any covenants, representations or warranties other than with respect to title to its Equity Securities. For the purposes of this Section 1.1 the "pro rata portion" which each Co-Seller shall be entitled to sell shall be an amount of Equity Securities (assuming the issuance of all shares of Common Stock, issuable upon exercise of the Warrants) equal to a fraction of the total amount of Common Stock proposed to be sold, the numerator of which is the aggregate of all Equity Securities (assuming the conversion of all such securities to Common Stock) which are then held by such Co-Seller and the denominator is the aggregate of all Common Stock then held by the Selling Founder and all Equity Securities (assuming the conversion of all such securities to Common Stock) then held by all Co-Sellers who have elected to exercise their co-sale rights. Each of the Investors shall notify the Selling Founder whether it elects to sell an amount equal to or less than its pro rata portion of the Common Stock so offered

         1.2. Failure to Notify. If within 10 days after the Selling Founder gives the aforesaid notice to Investors, none of the Investors notifies the Selling Founder that it desires to sell any or all of its pro rata portion of the Common Stock described in such notice at the price and on the terms and conditions set forth therein, then the Selling Founder may sell during the 120-day period immediately following the expiration of such 10-day period such Common Stock as to which the Investors did not indicate a desire to sell to other persons at the same price and upon the same terms and conditions as those set forth in the notice. In the event the Selling Founder has not sold the Common Stock on the same terms and conditions as those set forth in the notice within such 120-day period, the Selling Founder shall not thereafter sell any Common Stock without first notifying the Investors in the manner provided above.

         1.3. Limitations to Right of Co-Sale. Without regard and not subject to the provisions of this Agreement:

                 (a) a Founder may sell or otherwise assign for consideration or gift Common Stock to any or all of his ancestors, descendants, spouse, employees of the Company or to a custodian, trustee (including a trustee of a voting trust), executor, or other fiduciary for the account of or a trust for the benefit of his ancestors, descendants or spouse, provided that each such transferee or assignee, prior to the completion of the sale, transfer, gift or assignment, shall have executed documents assuming the obligations of a Founder under this Agreement with respect to the transferred securities;

                 (b) a Founder may sell shares of Common Stock, the proceeds of which are used to exercise stock options issued under the Company's stock option plan;

                 (c) a Founder may pledge and/or sell shares of Common Stock to the Company; and

                 (d) a Founder may sell shares of Common Stock in the open market in amounts not to exceed the limitations permitted under Rule 144.

         2. Voting.

         2.1. Designees to Board of Directors. The Shareholders agree to vote all securities of the Company over which they have voting control and to take all other necessary or desirable actions within their control (whether as shareholders, directors or officers of the Company or otherwise, and including without limitation attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and shareholder meetings), so that:

                 (a) The Company shall have a Board of Directors comprising of no more than eight (8) members;

                 (b) At the option of Essex, one designee of Essex and, at the option of Invesco, one designee of Invesco shall be elected to the Board of Directors; and

                 (c) In the event that a director designated by Essex or Invesco for any reason ceases to serve as a member of the Board of Directors during his or her term of office, at the option of Essex or Invesco, as applicable, the resulting vacancy on the Board of Directors shall be filled by a designee of Essex or Invesco, as applicable.

         3. Committees.

         3.1. Audit Committee. At the option of Essex and Invesco, as applicable, the directors designated by Essex and Invesco shall serve as members of the Audit Committee of the Company.

         3.2. Compensation Committee. At the option of Essex and Invesco, as applicable, the directors designated by Essex and Invesco shall serve as members of the Compensation Committee.

         4. Miscellaneous.

         4.1. Legends. All instruments evidencing Equity Securities held by Shareholders shall be legended, describing the obligations of Shareholders under this Agreement.

         4.2. Effectiveness and Termination. This Agreement, and the respective rights and obligations of the Shareholders hereto, shall become effective on the date hereof, and shall terminate:

                 (a) with respect to Section 1 above, upon the earlier of: (i) when the Investors cease to own in the aggregate five percent (5%) or more of the issued and outstanding shares of Common Stock of the Company, and (ii) on the third anniversary of the date hereof;

                 (b) with respect to Sections 2 and 3 above and the obligation to elect Essex to the Board of Directors and the Audit and Compensation Committee, upon the later of (i) the fifth anniversary of the date hereof, and
         (ii) the date on which Essex fails to own in the aggregate more than 5% of the issued and outstanding Common Stock;

                 (c) with respect to Sections 2 and 3 above and the obligation to elect Invesco to the Board of Directors and the Audit and Compensation Committee, upon the later of (i) the fifth anniversary of the date hereof, and (ii) the date on which Invesco fails to own in the aggregate more than 5% of the issued and outstanding Common Stock; and

                 (d) notwithstanding anything contained herein to the contrary, this Agreement will terminate upon a Change of Control Transaction. A "Change of Control Transaction" shall mean (i) a transaction in which all of the shares of Common Stock are exchanged for cash or other securities of a third party and such transaction results in the holders of Common Stock holding less than fifty percent (50%) of the voting power of the surviving entity, or (ii) the sale or transfer of all or substantially all of the Company's assets.

         4.3. Notices. All communications (other than those sent to shareholders generally) provided for hereunder shall be in writing and delivered or mailed by registered or certified mail, or by reputable overnight delivery, to the notice addresses set forth in that Stock Purchase Agreement or, with respect to the Founders, to the then current address set forth on the books and records of the Company.

         4.4. Successors and Assigns. This Agreement shall be binding upon the Company, the Shareholders and their successors and assigns and shall inure to the Investors' benefit and to the benefit of the Investors' respective successors and assigns.

         4.5. Complete Agreement; Amendments. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof. This Agreement supersedes and takes the place of all prior agreements relating to its subject matter. No amendment, modification or termination of any provisions of this Agreement shall be valid unless in writing and signed by the Company and each of the Shareholders.

         4.6. Severability. Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts, or portion which may, for any reason, be hereafter declared invalid.

         4.7. Specific Performance. In addition to any and all other remedies that may be available at law, in the event of any breach of this Agreement, each party hereto shall be entitled to specific performance of the agreements and obligations of the Company and the other parties hereto hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

         4.8. Governing Law. This Agreement and securities issued and sold hereunder shall be governed by and construed in accordance with the internal laws of the State of Delaware.

         4.9. Captions. The descriptive headings of the various paragraphs or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         4.10. Number and Gender. Where required by the context, singular words or pronouns shall be construed as plural, plural words and pronouns shall be construed as singular and the gender of personal pronouns shall be construed as either masculine, feminine or neuter.

         4.11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute one Agreement binding on all the parties hereto.

            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   COMPANY:

                                            HEALTHGRADES.COM, INC.

                                            By: /s/ Patrick M. Jaeckle
                                               --------------------------------
                                            Patrick M. Jaeckle
                                            President


                                   FOUNDERS:

                                            /s/ Kerry Hick
                                            -----------------------------------
                                            Kerry Hicks

                                            /s/ Patrick Jaeckle
                                            -----------------------------------
                                            Patrick Jaeckle

                                            /s/ David Hicks
                                            -----------------------------------
                                            David Hicks

                                            /s/ Paul Davis
                                            -----------------------------------
                                            Paul Davis


                                   INVESTORS:

                                            ESSEX WOODLANDS HEALTH VENTURES
                                            FUND, IV. L.P.

                                            By its general partner:

                                            ESSEX WOODLANDS HEALTH VENTURES,
                                            IV. L.L.C.

                                            By: /s/ Marc Sandroff
                                               --------------------------------
                                            Marc Sandroff
                                            Managing Director

                                            CHANCELLOR V., L.P.

                                            By:  IPC Direct Associates V, L.L.C.
                                                 Its General Partner

                                            By:  INVESCO Private Capital, Inc.
                                                 Its Managing Member

                                            By:/s/ Howard E. Goldstein
                                               --------------------------------
                                            Howard E. Goldstein
                                            Managing Director

                                            PUNK, ZIEGEL & COMPANY INVESTORS,
                                            L.L.C.

                                            By: /s/ John L. Bligh
                                               --------------------------------
                                            John L. Bligh
                                            Administrative Member

                                            PAINEWEBBER, AS CUSTODIAN FOR
                                            WILLIAM J. PUNK, I.R.A.

                                            By: /s/ William J. Punk
                                               --------------------------------
                                            William J. Punk

Exhibit A - Form of Warrant and Exhibit C - Legal Opinion to the Amended and Restated Stock Purchase Agreement have not been included in this filing. These exhibits will be furnished supplementally to the Commission upon its request.

                                                                    SCHEDULE 1.1

                                                                                                      Purchase Price
                                                                                                      --------------
ESSEX:
3,000,000 shares of Common Stock
Warrants to purchase 1,050,000 shares of Common Stock                                                   $6,000,000

INVESCO:
4,215,000 shares of Common Stock
Warrants to purchase 1,475,250 shares of Common Stock                                                   $8,430,000

Punk, Ziegal & Company Investors, L.L.C.:
160,000 shares of Common Stock
Warrants to purchase 56,000 shares of Common Stock                                                        $320,000

PaineWebber, as custodian for William J. Punk, I.R.A:
25,000 shares of Common Stock
Warrants to purchase 8,750 shares of Common Stock                                                          $50,000